Exhibit 5
                          Dolgenos Newman & Cronin LLP
                      96 Spring Street, New York, NY 10012
                        Tel 212-925-2800 Fax 212-925-0690





                                                              May 30, 2003

Synergx Systems Inc.
209 Lafayette Drive
Syosset, New York 11791

         Re:      Synergx Systems Inc.- Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel to Synergx Systems Inc.(the "Company") in connection with the registration with the Securities and Exchange Commission (the "Commission") on Form S-3 an aggregate of 610,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), to be offered by the holders thereof named in the table under the caption "Selling Security Holders" in the Prospectus constituting Part I of the Registration Statement (the "Prospectus"). In connection with that registration pursuant to the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares have been legally issued and are fully paid and nonassessablewhen under the Delaware General Corporation Law. Moreover, the Shares underlying the warrants referenced in said table, when issued in conformance with the terms and conditions of the instruments pursuant to which they are issued, will be legally issued, fully paid and nonassessable under the Delaware General Corporation Law.

         We consent to the use of this opinion as an Exhibit to the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and further consent to the reference to our firm in the Prospectus under the caption "Legal Matters." In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                            Very truly yours,

                                            DOLGENOS NEWMAN & CRONIN LLP

                                            By /s/ Dennis P. McConnell